Exhibit 107

CALCULATION OF REGISTRATION FEE

Title of Securities being Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	205,863,636(2)	$1.39(3)	$286,150,455 (3)	$31,219.01(3)(4)
Common stock, par value $0.001 per share	4,545,454(5)	$4.48(6)	$20,363,634(6)	$1,888(4)(6)
Common stock, par value $0.001 per share	40(7)	$3.12(8)	$125(8)	$0.01(4)(8)
Common stock, par value $0.001 per share	4,158,349(9)	$3.83(10)	$15,905,685 (10)	$1,475(10)
Total	214,567,479			$34,582.02(4)

(1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	205,863,636 shares were included in the calculation of the registration fee in connection with the original Form S-1 filed with the SEC on August 13, 2021.
(3)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the average of the high and low sale prices on August 6, 2021 of $1.39 as reported on the OTC Markets Group Inc.’s Pink marketplace (the “OTC Pink”).
(4)	$31,219.01 of the registration fee was previously paid at the time of filing of the original Form S-1 on August 13, 2021, $1,888 of the registration fee was previously paid at the time of filing Amendment No. 1 to Form S-1 filed with the SEC on November 2, 2021, $0.01 of the registration fee was previously paid at the time of filling Amendment No. 2 to Form S-1 filed on December 1, 2021 and $1,475 of the registration fee was previously paid at the time of filing Amendment No. 5 to Form S-1 filed with the SEC on January 24, 2022.
(5)	4,545,412 additional shares of common stock held by stockholders were included in the calculation of the registration fee and number of shares being registered in Amendment No. 1 to Form S-1 filed with the SEC on November 2, 2021.
(6)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act, using the average of the high and low sale prices on October 29, 2021 of $4.48 as reported on the OTC Pink.
(7)	40 additional shares of common stock held by stockholders have been included in the number of shares being registered hereunder.
(8)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act, using the average of the high and low sale prices on November 29, 2021 of $3.12 as reported on the OTC Pink.
(9)	4,158,349 additional shares of common stock to be issued to stockholders upon effectiveness of this registration statement have been included in the number of shares being registered hereunder.
(10)	Estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act, using the average of the high and low sale prices on January 20, 2022 of $3.83 as reported on the OTC Pink.